UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 7, 2013

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1) A majority of the shareholders of iGATE Corporation (the “Company”) removed Mr. Phaneesh Murthy for “cause” from the Board of Directors by written consent in lieu of a meeting.

(i) Mr. Murthy’s removal is effective June 7, 2013.

(ii) No positions were held by Mr. Murthy on any committee of the Board of Directors at the time of his removal.

(iii) Mr. Murthy’s removal was not due to a disagreement with the Company on any matter relating to the Company’s operations or practices. Rather, the shareholders determined that it was in the best interests of the Company to remove Mr. Murthy from the Board of Directors for “cause” because he engaged in conduct detrimental to the Company, including without limitation, violating Company policy and breaching his duty of good faith in his dealings with the Board of the Directors. As a result of this conduct, Mr. Murthy was previously terminated as the Chief Executive Officer and President of the Company on May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Mukund Srinath
Name:	Mukund Srinath

Title:	Corporate Secretary